Exhibit 99.1

Shineco, Inc. to Acquire Controlling Equity Interest in Changzhou Biowin Pharmaceutical Co., Ltd to Step into Point-of-Care Testing Industry

BEIJING, October 25, 2022, (GLOBE NEWSWIRE) — Shineco, Inc.(“Shineco” or the “Company”; NASDAQ: SISI), a producer and distributor of Chinese herbal medicines, organic agricultural and other biotech products, announced that on October 21, 2022, the Company, through its wholly-owned subsidiary, Shineco Life Science Research Co., Ltd. (“Shineco Life Science”), entered into a Stock Purchase Agreement (the “Agreement”) to acquire 51% of the issued equity interest of Changzhou Biowin Pharmaceutical Co., Ltd. (“CBP”), a Chinese biotechnology company focusing on in-vitro diagnostic product research and development (“R&D”) and high-tech biomedical products manufacturing. The total amount of this transaction exceeds US$10 million, to be paid in cash and the Company’s common stock. This acquisition is a critical initiative of the Company’s business strategy of stepping into the Point-of-Care Testing (“POCT”) industry.

POCT is a part of In Vitro Diagnostics (“IVD”) and a detection approach that uses portable diagnostic devices and additional test reagents to perform the test at the site of patient care and produce a rapid result. The COVID-19 and Monkeypox detection reagents are two examples of POCT, which provide quick, simple, efficient, and affordable detection methods and may become widely adopted in the fast-growing market. In recent years, the compound growth rate of the POCT market has reached 26%. In 2021, the market share of IVD was US$117 billion globally, and POCT ranked first in terms of market size, accounting for 29%.

As a pioneer in the POCT industry, CBP focuses on the R&D, production and sales of innovative rapid diagnostic products and related medical devices for the most common diseases. Dr. Marvin Liu, the founder and Chairman of CBP, received his medical degree from the Peking Union Medical College, the most prestigious medical college in China, and had his post-doctoral training at Dartmouth College in the United States and is a national leading expert in the biomedical industry of China. Under his leadership, CBP has developed 16 categories of 55 products in the field of rapid diagnostics within just a few years, and established an ISO 13485 certified manufacture facility and quality control system for related products, as well as the following POCT related technology platforms: colloidal gold immunoassay, fluorescence immunoassay, and loop-mediated isothermal amplification (LAMP) nucleic acid detection. CBP has obtained 33 vitro diagnostic reagent registration certificates, 21 EU CE certifications, and 8 products that have completed R&D and are in the process of product registration, covering cardiovascular diseases, infectious diseases, diabetes, digestive diseases and other fields. Among them, CBP’s COVID-19 and monkeypox virus detection reagents have been registered in the EU, and the EUA authorization from the US FDA is being applied. Advanced technological innovation is the CBP’s business strategy and development pursuit. So far, CBP has 38 issued patents and pending patents, and among these patent technologies, 6 home tests, 5 fluorescent tests, and 1 medical device have been developed. All of the products with huge market potential worldwide are designed for the use of clinical diagnosis and rapid screening of the most common diseases. Currently, CBP’s products are sold well in Germany, Spain, Italy, Thailand, Japan, China and other countries. Sales from countries other than China accounted for over 70% of total sales. In 2021, CBP’s revenue increased by 119% compared to last year and is expected to continue to increase based on the current market demand and order demand.

POCT market in Europe and the United States and other countries expanded rapidly and maintained a high growth rate due to the resurgence of COVID-19. POCT is widely used in relatively mature markets such as Europe, the United States, and Japan. Recently, many countries promoted at-home self-test products due to the escalating demand for COVID-19 testing. The usage demand of POCT products has changed and shown a trend toward self-testing, and we expect the market volume will be significantly higher than expected. Personal healthcare has also been increasingly important in China to meet the increasing demands of the health-conscious and aging population. The current cooperation between the Company and CBP is expected to capitalize on the recurrent outbreaks of COVID-19 to expand rapid testing products to the market.

China has a huge market with a large population base, rapid economic growth and an increasingly aging population. In addition, the willingness of individuals to take physical examinations is rapidly growing in China with the increasing household income and raised awareness of health. The Company expects to seize the growth opportunities in the Chinese market through cooperation with CBP.

Dr. Marvin Liu, the founder and Chairman of CBP, commented: “I am very excited to cooperate with a powerful and professional public listed company with global insight like Shineco. CBP has achieved several breakthroughs in POCT product related fields. The cooperation with Shineco will provide us with support in funding and global marketing resources and definitely speed up our product development, registration and manufacturing process, especially in three of our immediate patent-protected products, including cardiac 5 minute-test, COVID-19 antigen multi-sample test, and Monkeypox virus antigen test. We would expect the registration process to be completed in the early of the next year and have our products marketed to the China and across the world as soon as possible. The cardiac 5 minute-test will be the first product in this field to meet the demand of the 10 minutes requirement by US and International AMI guideline, and improve the prognosis of acute myocardial infarction. This is expected to become a leading rapid test product for acute myocardial infarction and share the global myocardial infarction rapid test market of over US$3.5 billion. We believe our multi-sample COVID-19 Test is able to improves the clinical detection efficiency, reduces the ‘false negative rate’ of the antigen test compared to current products on the market, and makes the detection results more accurate by combining four samples of nasal fluid, saliva, sputum, and throat mucus for a one-time test. We believe our Monkeypox antigen test is fast, accurate and easy to use, and is expected to improve the detection efficiency and provide an effective tool to contain the immediate monkeypox epidemic. We believe our cooperation will be greatly valuable for Shineco and the community.”

Ms. Jennifer Zhan, CEO of Shineco, commented: “This acquisition is a key milestone of the value-chain upgrading strategy of Shineco, marking the Company’s official entering into the POCT market. The cooperation with CBP formed a closed loop in the upstream and downstream business chain of Shineco. CBP’s strong market position will also bring benefits to the Company. We highly appreciate CBP’s R&D strengths and strong capability to bring products to the market within a short period of time, which are the key to an innovative modern enterprise. In addition, the affordability, efficiency, and simplicity of the POCT products will allow patients to detect critical illnesses earlier and increase the cure rate while minimizing the treatment cost. “

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. For more information about Shineco, please visit www.biosisi.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of the Company’s future results of operations or of our the Company’s financial position or state other forward-looking information. Examples of forward-looking statements include, among others, the issuance of the 3,260,000 shares of common stock, POCT may become widely adopted in the fast-growing market, we expect CBP’s revenue will continue to grow according to the current ordering amounts, we expect the market space will be significantly higher than expected, we expect to obtain the registration certificate in early 2023, we expect to enter the global myocardial infarction rapid detection market and we believe our cooperation will generate significant value. You are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Shineco assumes no obligation to update these forward-looking statements except as required by the applicable rules and regulations.

For more information, please contact:

Tina Xiao

Ascent Investor Relations LLC

Phone: +1-917-609-0333

Email: tina.xiao@ascent-ir.com